                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        HIGHLANDS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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


                               ----------------

                                PROXY STATEMENT

                                  FOR THE 1999
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 10, 1999

                               ----------------


                        Highlands Insurance Group, Inc.

                        HIGHLANDS INSURANCE GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On May 10, 1999

To the Stockholders of Highlands Insurance Group, Inc.:

  NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Stockholders (the "Meeting") of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), will be held at 1000 Lenox Drive, Lawrenceville, New Jersey on Monday, May 10, 1999, at 10:00 a.m., local time, for the following purposes:

    (1) to elect two Class I directors, each to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

    (2) to ratify the appointment of independent public accountants for the Company and its subsidiaries for 1999; and

    (3) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The Board of Directors of the Company has fixed the close of business on March 25, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of the Company's Common Stock represented by such proxies will be voted at the Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such Stockholder's proxy, the proxy will be voted in favor of proposal 2 described above and in favor of the Board of Directors' nominees for directors.

  Further information regarding the Meeting is set forth in the accompanying Proxy Statement.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS BEING REQUESTED BY THE BOARD OF DIRECTORS. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND PREFER TO VOTE IN PERSON.

By Order of the Board of Directors
Sincerely,

Stephen J. Greenberg
Vice President and Secretary
April 1, 1999

                               ----------------
                                PROXY STATEMENT
                               ----------------

                                  THE MEETING

Time, Date and Place of the Meeting

  This Proxy Statement is furnished to the stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting"), and at any adjournment or postponement thereof, to be held on Monday, May 10, 1999, at 10:00 a.m. local time at 1000 Lenox Drive, Lawrenceville, New Jersey.

  The Company's principal executive office is located at 1000 Lenox Drive, Lawrenceville, New Jersey 08648. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to stockholders of the Company is April 1, 1999.

Purpose of the Meeting

  At the Meeting, the holders of shares of the Company's Common Stock (the "Common Stock") will be asked to consider and vote upon (i) the election of two persons to serve on the Board of Directors of the Company as Class I directors, each for a three-year term; (ii) a proposal to ratify the Board of Directors' appointment of KPMG LLP as independent certified public accountants for the Company and its subsidiaries for 1999; and (iii) such other proposals as may properly come before the Meeting or any adjournment or postponement thereof.

Record Date and Outstanding Shares

  The Board of Directors of the Company has fixed the close of business on March 25, 1999 (the "Record Date") as the date for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

  On the Record Date, there were approximately 6,356 holders of record of Common Stock with 12,941,425 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Stock Ownership of Certain Beneficial Owners and Management" for information regarding persons known to the management of the Company to be the beneficial owners of more than 5% of the outstanding Common Stock.

Voting and Revocation of Proxies

  All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted (i) FOR the Board of Directors' nominees for directors and (ii) FOR the proposal to ratify the Board of Directors' appointment of KPMG LLP as the Company's independent public accountants for 1999. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. At the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement.

  As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders will be kept private by the Company. Such documents are available for examination only by the inspector of the election and certain personnel associated with processing proxy cards and tabulating the vote at the Meeting.

  A stockholder of the Company who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company, as appropriate, stating that the proxy is revoked or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 1000 Lenox Drive, Lawrenceville, New Jersey 08648, attention Secretary.

Quorum; Vote Required

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under the Amended and Restated Bylaws of the Company and applicable laws and regulations, the affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, is required for the approval of each of the proposals to be considered and voted upon at the Meeting. In determining whether each of the proposals voted upon has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal. With respect to the election of directors, the nominees, up to the number of directors to be elected, receiving the highest number of votes cast by the holders of Common Stock represented at the Meeting, in person or by proxy, will be elected.

Solicitation of Proxies

  The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and telegraph. The Company has arranged for ChaseMellon Shareholder Services, L.L.C. to solicit proxies in such manner at an estimated cost of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians and other nominees or fiduciaries to beneficial owners of Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection with such distribution.

Annual Report

Accompanying this Proxy Statement is the Company's 1998 Annual Report which includes the Company's 1998 annual report to the Securities and Exchange Commission on Form 10-K. The 1998 Annual Report contains a description of the Company's business during 1998, together with the audited financial statements of the Company.

Forward Looking Information

The statements included in this Proxy Statement and 1998 Annual Report regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, the uncertainties relating to industry and market conditions, natural disasters and other catastrophes, and other risks and uncertainties described in this Proxy Statement and 1998 Annual Report and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to persons or groups who, to the Company's knowledge, own, or have the right to acquire within 60 days of March 12, 1999, more than five percent of the Common Stock.

                                                       Amount and
                                                        Nature of
                                                       Beneficial    Percent of
        Name and Address of Beneficial Owner         Ownership(1)(2) Class(1)(2)
        ------------------------------------         --------------- -----------
Insurance Partners, L.P. (3)........................    4,568,759(4)    26.0%
 201 Main Street
 Fort Worth, TX 76102

Insurance Partners Offshore (Bermuda), L.P.(5)......    2,518,009(6)    16.3%
 Cedar House
 41 Cedar Avenue
 P.O. Box HM1179
 Hamilton, HMEX, Bermuda

FMR Corp.(7)........................................    1,283,320        9.9%
 82 Devonshire Street
 Boston, MA 02109

--------
(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.
(2) Based on 12,941,425 shares of Common Stock outstanding at the close of business on March 12, 1999.
(3) The general partner of Insurance Partners, L.P. is Insurance GenPar L.P., a Delaware limited partnership; the general partner of the latter is Insurance GenPar MGP, L.P., a Delaware limited partnership; and the general partner of the latter is Insurance GenPar MGP, Inc., a Delaware corporation. Forty percent of the voting stock of Insurance GenPar MGP, Inc. is owned by Robert A. Spass (a director of the Company), and Steven Gruber and Daniel Doctoroff each own 30% of such voting stock.
(4) Represents the number of shares of Common Stock issuable upon conversion of the Company's 10% Convertible Subordinated Debentures due December 31, 2005 (the "Debentures") and exercise of the Company's Common Stock Subscription Warrants, Series A (the "Series A Warrants") owned of record by Insurance Partners, L.P.
(5) The general partner of Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda") is Insurance GenPar (Bermuda), L.P., a Bermuda, limited partnership; the general partner of the latter is Insurance GenPar (Bermuda) MGP, L.P.; and the general partner of the latter is Insurance GenPar (Bermuda) MGP, Ltd., a Bermuda corporation. Forty percent of the voting stock of Insurance GenPar (Bermuda) MGP, Ltd. is owned by Robert A. Spass (a director of the Company), and Steven Gruber and Daniel Doctoroff each own 30% of such voting stock.
(6) Represents the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Series A Warrants owned of record by IP Bermuda. Shares acquirable by IP Bermuda upon conversion or exercise of Debentures or Series A Warrants or Common Stock Subscription Warrants, Series B (the "Series B Warrants", and collectively with the Series A Warrants, the "Warrants") will be Series B Common Stock, which have reduced voting rights until such shares are transferred by IP Bermuda or the occurrence of certain events.
(7) Such shares are beneficially owned as follows: Fidelity Management & Research Company ("Fidelity") 1,160,860; and Fidelity Management Trust Company ("FMTC") 122,460. Fidelity's beneficial ownership of 1,160,860 shares of Common Stock is as a result of its acting as investment adviser to various investment companies (the "Fidelity Funds"). One such Fidelity Fund, Fidelity Equity-Income Fund, owns 787,590 shares of Common Stock. Edward C. Johnson III (the Chairman of FMR Corp. and a significant holder of the voting securities of FMR Corp.), FMR Corp., through its control of Fidelity, and each Fidelity Fund has sole power to dispose of the 1,160,860 shares of Common Stock owned by the Fidelity Funds. The Board of Trustees of each Fidelity Fund has the sole power to direct the vote of shares of Common Stock held by each Fund. Edward C. Johnson III and FMR Corp., through its control of FMTC, each has sole dispositive power over 122,460 shares of Common Stock and sole power to vote or to direct the voting of 103,110 shares, and no power to vote or direct the voting of 19,350 shares owned by the institutional accounts for which FMTC serves as investment manager.

  The following table sets forth information with respect to the numbers of shares of Common Stock that the following persons own, or have the right to acquire within 60 days of March 12, 1999: (i) each director of the Company,
(ii) each executive officer of the Company named in the table entitled "Summary Compensation Table" and (iii) all executive officers and directors of the Company as a group at March 12, 1999:

                                                        Number of
                                                          Shares        Percent
                                                       Beneficially        of
Name                                                     Owned(1)       Class(1)
----                                                   ------------     --------
Richard M. Haverland..................................   750,285(2)       5.6%
Robert A. Spass.......................................        --(3)        --
Bradley E. Cooper.....................................     3,000(3)         *
W. Bernard Pieper.....................................    17,447            *
Kenneth S. Crews......................................    11,417            *
Philip J. Hawk........................................    11,917            *
Robert W. Shower......................................    11,417            *
Charles J. Bachand....................................    67,998(2)         *
Stephen J. Greenberg..................................    27,230(4)         *
All Directors and executive officers as a group (9
 persons).............................................   900,711(2)(4)    6.7%

--------
 * Less than 1%.
(1) Based on 12,941,425 shares of Common Stock outstanding at the close of business on March 12, 1999.
(2) Includes the following numbers of shares of Common Stock issuable upon exercise of the Series A Warrants and the Company's Common Stock Subscription Warrants, Series A-2 Warrants and conversion of the Debentures and the Company's 10% Convertible Subordinated Debentures due December 31, 2005, Series 2 respectively, held by the following members of management: Richard M. Haverland--126,343, 132,660, 123,762 and 129,950;
    and Charles J. Bachand--12,003, 12,003, 11,757 and 11,757.
(3) Does not include shares owned beneficially by Insurance Partners, L.P. and IP Bermuda. See the prior table under "Stock Ownership of Certain Beneficial Owners and Management."
(4) Includes 8,615 shares issued to Mr. Greenberg under the 1997 Restricted Stock Plan. See "Executive Officers--Executive Compensation."

                              BOARD OF DIRECTORS

Election of Directors

  The Board of Directors of the Company consists of seven directors divided into three classes serving staggered terms of three years each. Five of the Company's current directors are serving in Class II or Class III with terms that continue beyond the Meeting and such directors are not subject to election at the Meeting. The two Class I directors are nominees for reelection at the Meeting.

  Each of the Class I directors to be elected at the Meeting will serve a term of three years to expire at the 2002 Annual Meeting of Stockholders of the Company or until his successor is elected and qualified. The nominees, up to the number of directors to be elected, receiving the highest number of votes cast by holders of Common Stock, in person or by proxy, will be elected.

  It is intended that proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Meeting for the election of W. Bernard Pieper and Philip J. Hawk as Class I directors. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve or otherwise be unavailable as a nominee at the time of the Meeting, in such event the proxies will be voted in accordance with the authority granted therein for such other candidate or candidates as may be nominated by the Board of Directors of the Company.

  Further information concerning the nominees for election as directors at the Meeting, including their business experience during the past five years, appears below.

Nominees for Class I Directors With Terms of Office Expiring at the 2002 Annual Meeting of Stockholders

Name of Nominees for Class       Business Experience During Past Five Years and
       I Directors          Age                Other Information
--------------------------  --- ------------------------------------------------
W. Bernard Pieper.........   66 Vice Chairman of Halliburton, 1992 to January
                                 1996;
                                 President and Chief Executive Officer of Brown
                                 &
                                 Root, Inc., 1990-1992. Mr. Pieper was a
                                 director of
                                 Highlands prior to the Distribution. Mr. Pieper
                                 is currently a director of the Company.

Philip J. Hawk............   45 Chairman and Chief Executive Officer of Team,
                                 Inc. 1998 to present; President and Chief
                                 Executive Officer of EOTT Energy Partners,
                                 L.P., 1993 to 1998. Mr. Hawk is currently a
                                 director of the Company.

 Continuing Class II Directors With Terms of Office Expiring at the 2000
Annual Meeting of Stockholders

                                 Business Experience During Past Five Years and
Name of Class II Directors  Age                Other Information
--------------------------  --- ------------------------------------------------
Richard M. Haverland (1)..   57 Chairman, President and Chief Executive Officer
                                 of the Company, January 1996 to present;
                                 Insurance Consultant, December 1994 to present;
                                 Vice Chairman, Chief Executive Officer
                                 Designate, Continental Corporation, October-
                                 December 1994; Executive Vice President
                                 Insurance Operations, American Premier
                                 Underwriters, Inc., 1991-1994.

    Name of Class II           Business Experience During Past Five Years and
        Directors         Age                Other Information
    ----------------      --- ------------------------------------------------
Robert W. Shower.........  61 Executive Vice President and Chief Financial
                               Officer, Seagull Energy Corporation, 1994 to
                               April 1996; Senior Vice President and Chief
                               Financial Officer, Seagull Energy Corporation,
                               1992-1993; Senior Vice President, Corporate
                               Development, Albert Fisher, Inc., 1991-1992;
                               Vice President Finance and Chief Financial
                               Officer, AmeriServ Food Company, 1990-1991. Mr.
                               Shower is a director of Lear Corporation, Edge
                               Petroleum Corporation, Breed Technologies, Inc.
                               and Nuevo Energy Company.

Continuing Class III Directors With Terms of Office Expiring at the 2001
Annual Meeting of Stockholders

    Name of Class III          Business Experience During Past Five Years and
        Directors         Age                Other Information
    -----------------     --- ------------------------------------------------
Robert A. Spass (1)......  42 Deputy Chairman of the Board of Capital Z
                               Management, Inc. and Capital Z Partners, Ltd.,
                               1998 to present; Managing Partner of Insurance
                               Partners Advisors, L.P., 1994 to present;
                               President and Chief Executive Officer of
                               International Insurance Advisors, Inc., 1990-
                               1994. Mr. Spass is a director of Superior
                               National Insurance Group, Inc., MMI Companies
                               and Ceres Group, Inc.; he served as director of
                               NACOLAH Holding Corporation until March 1996
                               and of National Re Corporation until October
                               1996.

Bradley E. Cooper (1)....  32 Senior Vice President of Capital Z Management,
                               Inc. and Capital Z Partners, Ltd., 1998 to
                               present; Partner of Insurance Partners
                               Advisors, L.P., 1994 to present; Vice President
                               of International Insurance Advisors, Inc.,
                               1990-1994. Mr. Cooper is a director of Superior
                               National Insurance Group, Inc. and Ceres Group,
                               Inc.

Kenneth S. Crews.........  50 Managing Director, Warburg Dillon Read & Co.,
                               Inc., 1992 to present; Managing Director,
                               Lehman Brothers Incorporated, 1990-1992.

--------
(1) The Debentures obligate the Company to nominate, and recommend the election of, persons designated by a majority in interest of the holders of the Debentures so that the number of persons so designated will at all times constitute, if elected, at least 28% of the Board of Directors. Messrs. Haverland, Spass and Cooper were elected to the Board of Directors of the Company.

  The Board of Directors recommends a vote FOR each of the director nominees.

Compensation of Directors

  Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any committee thereof. Directors who are not employees of the Company ("Non-Employee Directors"), other than Messrs. Spass and Cooper, receive a retainer fee of $10,000, payable annually, as well as a fee of $750 per day for attendance at meetings of the Board and any committee meetings held on the same day as a Board meeting and a fee of $500 per day for attendance at committee meetings not held on the same day as a Board meeting. In addition, all Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with traveling to any Board or committee meeting. Messrs. Spass and Cooper have waived any right to receive compensation as Directors in the form of cash or stock and, accordingly, although they are not employees of the Company, the term Non-Employee Directors defined above is deemed not to include them. Each Non-Employee Director of the Company as of January 1996 was granted an option to purchase 10,000 shares of Common Stock under the 1995 Directors' Stock Plan (the "Directors Plan"). Moreover, under the Directors Plan, commencing with the first annual meeting of the Board of Directors of the Company after January 1996, and at each annual meeting thereafter, each Non-Employee Director is automatically granted shares of Common Stock having a fair market value at the time of grant of $10,000.

  The purposes of the Directors Plan are to (i) encourage the Directors to own shares of Common Stock and thereby align their interests more closely with the interests of other stockholders of the Company, (ii) encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals and continuing success, and (iii) provide a financial incentive that will help attract and retain the most qualified Directors. Pursuant to the Directors Plan, the Company may grant options and issue stock with respect to an aggregate of up to 400,000 shares. No individual will receive more than 300,000 shares of Common Stock in the aggregate upon the issuance of stock and the exercise of options granted under the Directors Plan. Options granted under the Directors Plan are non-qualified stock options ("Options") and shares of Common Stock issued under the Directors Plan will be from authorized and unissued shares.

  As noted above, Messrs. Spass and Cooper have elected not to participate in any stock awards to Directors of the Company. An agreement among the Company, Insurance Partners, L.P. ("IP") and IP Bermuda provides that, in the event of election of certain individuals associated with IP and IP Bermuda to the Board of Directors pursuant to the terms of the Investment Agreement among the Company, Halliburton Company and the Investors therein dated October 10, 1995 and Debentures, such individuals will not be entitled to participate in the Directors Plan or any similar plan.

  Pursuant to the Directors Plan, Options to purchase shares of Common Stock have been granted to the following Directors: Messrs. Haverland (300,000), Crews (10,000), Hawk (10,000), Pieper (10,000) and Shower (10,000). The
exercise price of the Options is equal to $14.69 per share. Except for Options granted to Mr. Haverland, Options granted under the Directors Plan will vest and become exercisable as to 33 1/3%, 66 2/3% and 100% of the shares of Common Stock subject thereto on each of the first, second and third anniversaries of the option grant. Options granted under the Directors Plan to Mr. Haverland will vest and become exercisable as to 25%, 50%, 75% and 100% of the shares of Common Stock subject thereto on each of the first, second, third and fourth anniversaries, respectively, of the Option grant. Messrs. Crews, Hawk, Pieper and Shower have each been issued 1,417 shares of Common Stock under the Directors' Plan.

  Each Option is evidenced by a stock option agreement which may contain such terms and conditions as may be determined by the Committee and are not inconsistent with the Directors Plan. The term of an Option is ten years from the date of grant. During a Directors' lifetime, an Option granted pursuant to the Directors Plan will be exercisable only by the Director. The Option will not be transferable by a Director other than by will or the laws of descent and distribution.

Committees of Board of Directors

  The Board of Directors has the following standing committees:

  Audit Committee. The functions of the Audit Committee include: recommendations to the Board of Directors regarding the appointment of independent auditors; approval of the scope of the annual audit by the independent auditors; examination, reviews of, and recommendations to the Board of Directors regarding, the Company's financial policies and accounting systems and controls; and approval of the duties and compensation of the independent auditors, both with respect to audit and non-audit services. The Committee also reviews the Company's compliance with its code of business conduct. The Committee meets from time to time with the independent auditors outside the presence of Company management or other employees, to discuss matters of concern, receive recommendations or suggestions for change and exchange relevant views and information. The Audit Committee consists of four Non-Employee Directors: Messrs. Pieper, Crews, Hawk and Shower (Chairman). The Committee met three times in 1998.

  Compensation Committee. Duties of the Compensation Committee include developing and approving an overall compensation philosophy consistent with corporate objectives and stockholder interests; acting as a salary and promotions committee with respect to officers of the Company and certain officers of subsidiaries; administering and granting options pursuant to the Stock Option Plan; administering and making awards under Company incentive plans; and acting as a committee for administration of other forms of non-salary compensation. The Compensation Committee consists of Messrs. Pieper, Crews, Hawk and Spass (Chairman). The Committee met twice in 1998.

  Investment Committee. Duties of the Investment Committee include reviewing and making recommendations to the Board of Directors regarding the nature and composition of the investments of the Company in all forms of financial securities and obligations, denominated in any and all currencies, issued by banks or companies domiciled inside or outside of the United States of America, including, but not limited to, stocks, bonds, notes, certificates of deposit and non-negotiable time deposits. The Investment Committee consists of the Messrs. Cooper, Haverland and Shower (Chairman). The Committee met once in 1998.

  The Board of Directors of the Company may, from time to time, establish other committees to facilitate its work. The Company does not have a Nominating Committee; the Board of Directors nominates persons for election as directors.

  The Board of Directors met four times in 1998. During 1998 Mr. Crews did not attend 75 percent of the aggregate of the total number of meetings of the Board of Directors and of meetings held by all Committees of the Board on which he served.

                              EXECUTIVE OFFICERS

General

  Set forth below are the names, ages and titles of the executive officers of the Company:

                                 Title and Business Experience During Past Five
           Name             Age                      Years
           ----             --- ------------------------------------------------
Richard M. Haverland.......  57 Chairman, President and Chief Executive Officer
                                 of the Company; see also "Election of
                                 Directors--Names of Class II Directors" for
                                 additional information regarding business
                                 experience.
Charles J. Bachand.........  46 Vice President and Treasurer of the Company;
                                 Senior Vice President and Chief Financial
                                 Officer of Highlands Insurance Company
                                 ("Highlands"), November 1993 to present;
                                 Partner, KPMG, 1988 to October 1993.
Stephen J. Greenberg.......  57 Vice President and Secretary of the Company;
                                 Executive Vice President and General Counsel of
                                 American Reliance, Inc., a subsidiary of the
                                 Company, May 1997 to present; Executive Vice
                                 President and General Counsel of Vik Brothers
                                 Insurance, Inc., 1993 to April 1997.

Executive Compensation

  Summary Compensation Table. The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries during each of the last three years of those persons who were the Company's Chief Executive Officer and its other two executive officers during 1998 (collectively, the "named executive officers"):

                          Summary Compensation Table

                                     Annual                              Long-Term
                                  Compensation                         Compensation
                               ------------------                  -----------------------
                                                                   Restricted   Securities
                                                     Other Annual    Stock      Underlying       All Other
                         Years Salary($) Bonus($)    Compensation   Award($)    Options(#)   Compensation($)(4)
                         ----- --------- --------    ------------  ----------   ----------   ------------------
Richard M. Haverland.... 1998  $525,000        --           --            --          --          $ 16,262
 Director, President and
  Chief                  1997  $525,000  $630,000      $96,115(2)         --          --          $  4,750
 Executive Officer of
  the                    1996  $485,371  $500,000(1)        --            --     300,000(3)       $  4,750
 Company

Charles J. Bachand...... 1998  $182,500  $ 10,000           --            --          --          $ 14,325
 Vice President and
 Treasurer               1997  $170,500  $ 55,924           --            --          --          $  4,750
 of the Company; Senior
  Vice                   1996  $169,945  $ 14,209           --            --      20,000          $167,685
 President and Chief
  Financial
 Officer of Highlands

Stephen J. Greenberg.... 1998  $300,000  $  5,000           --            --          --          $ 11,400
 Vice President and      1997  $199,625  $ 75,004           --      $200,000(5)   30,000          $  1,288
 Secretary of the
  Company,
 Executive Vice
  President
 and General Counsel,
 American Reliance, Inc.

--------
(1) Includes $250,000 in Common Stock awarded in 1997 at the market price, when 1996 bonuses were paid, of $22 1/2 per share, for a total of 11,299 shares.

(2) $94,415 represents reimbursement of moving expenses.

(3) Awarded under the Company's Directors Plan.

(4) The amounts shown for Messrs. Haverland and Greenberg are matching contributions under 401(k) plans. The amounts shown for Mr. Bachand are contributions under a 401(k) plan and an employment retirement and savings plan, and $156,785 paid during 1996 in connection with the distribution of the Company's shares to the stockholders of Halliburton Company.

(5) Represents the market price of shares issued under the Restricted Stock Plan, see "Restricted Stock Plan."

  Option Grants. No options were granted to the named executive officers during 1998.

  Option Exercises and Year-End Option Holdings. The following table summarizes the number and value of the unexercised options to purchase Common Stock held by the named executive officers at December 31, 1998.

               1998 Option Exercises And Year-End Option Values

                                Number of Shares of
                              Common Stock Underlying    Value of Unexercised
                             Unexercised Options Held  In-The-Money Options Held
                               at December 31, 1998      at December 31, 1998
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Richard M. Haverland........   150,000      150,000        $ 0            0
Charles J. Bachand..........    13,334        6,666        $ 0            0
Stephen J. Greenberg........    10,000       20,000        $ 0            0

  Restricted Stock Plan. In 1997, the Company adopted the 1997 Restricted Stock Plan (the "Restricted Stock Plan"), which authorized grants of up to 100,000 shares of restricted Common Stock (the "Restricted Shares") to officers of the Company's subsidiaries selected by the Compensation Committee. In order to be issued Restricted Shares, a grantee must purchase an equal number of shares of Common Stock at market price ("Qualifying Shares"). Restricted Shares vest five years after the date of grant, provided the following conditions are satisfied: (i) the grantee remains employed by the Company or one of its subsidiaries until at least three years from the date of grant; (ii) the grantee does not resign from the Company and its subsidiaries, and is not terminated for cause, before the vesting date; and (iii) the market price of the Common Stock on the vesting date is at least 40% greater than on the date of grant. If the market price has increased at least 40% but less than 50%, 25% of the Restricted Shares vest, if the increase is at least 50% but less than 61%, 50% vest, and if the market price increases at least 61%, 100% vest. In 1997, Mr. Greenberg purchased 8,615 Qualifying Shares at $23.22 per share and was issued 8,615 Restricted Shares.

  Employees' Retirement and Savings Plan. The Company makes annual contributions to the Highlands Insurance Group Employees' Retirement and Savings Plan (the "Retirement Plan") for the benefit of qualified employees. The amount of each year's contribution, if any, is determined by the Board of Directors of the Company in its discretion. Before-tax contributions up to 6% of compensation are matched by the Company at a 50% rate under the Retirement Plan. Contributions to executive officers under the Retirement Plan for 1998, 1997 and 1996 are set forth in a footnote to the Summary Compensation Table. It is not possible to estimate the amount of benefits payable at retirement under the Retirement Plan to Messrs. Haverland, Bachand and Greenberg because of some or all of the following: (i) amounts contributed in the future will be contingent on future discretionary contributions by the Company as well as contribution levels of the participant; (ii) earnings on trust fund assets will vary; (iii) trust fund assets may appreciate or depreciate in value; (iv) the compensation of the individual may vary; (v) age at date of retirement may vary; and (vi) the Retirement Plan may be changed or discontinued.

  Employment Contract. In 1996, the Company entered into a three-year Employment Agreement with Richard M. Haverland, an investor in and consultant to IP, under which Mr. Haverland became and serves as Chairman and Chief Executive Officer of the Company. Under the terms of the Employment Agreement, Mr. Haverland was paid an annual salary of $525,000, and for 1996 and 1997, an annual bonus of no less than $250,000, to be determined by the Board of Directors of the Company. Pursuant to the Employment Agreement, the Company has granted Mr. Haverland options to purchase 300,000 shares of Common Stock at an exercise price of $14.69 per share. Pursuant to the Employment Agreement, the Company sold to Mr. Haverland (i) $2,100,000 in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005, together with Series A and Series B Common Stock Warrants and (ii) Management Debentures, together with Common Stock Subscription Warrants, Series A-2 and Common Stock Subscription Warrants, Series B-2 in exchange for a promissory note in the principal amount of $2,100,000. Such promissory note is without personal recourse and is secured by a pledge of the Management Securities purchased thereby. See "Certain Relationships and Related Transactions." Mr. Haverland notified the Board in late 1998 that he did not intend to renew the contract.

Report of the Compensation Committee

  The Company applies a consistent philosophy for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve these objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

  The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same two principles applicable to compensation decisions for all employees of the Company.

  .The Company pays competitively.

  The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company will regularly compare its pay practices with those of other regional companies and set its pay parameters based on this review.

  .The Company pays for sustained performance.

  Executive officers and senior managers are rewarded based upon corporate performance or business unit performance and individual performance. Corporate performance and business unit performance are primarily evaluated by determining the extent to which annually established accident year combined operating ratios are met. Individual performance is evaluated by reviewing performance against set objectives and goals and the degree to which Company values are fostered.

Compensation Vehicles

  The Company's compensation program consists of cash and equity based compensation. The Company believes that having such a compensation program allows the Company to attract and retain key employees, which in turn permits the Company to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. The Company's principal compensation vehicles are as follows:

  Cash-based Compensation-Salary and Bonus. The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. During 1998, the Company performed an assessment of individual positions in an effort to identify appropriate market salary ranges for all positions. The Company attempts to set its competitive salary midpoint for an officer position above the median level compared to those companies it surveys. The range allows an officer to be placed above or below the midpoint, according to that officer's overall individual performance. As described above, overall individual performance is measured against the achievement of specific goals, including profitability goals for those individuals controlling key profit centers.

  Equity-based Compensation Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The program utilizes vesting periods to encourage key employees to continue in the employ of the Company and thereby acts as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective. The Company grants stock options to a broad-based group. As of March 12, 1999, almost all Company employees had been granted options.

  In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations are the "grant value" of the award and the expected or actual performance of the officer measured against the same performance criteria described above under "Cash-based Compensation" which is used to determine salary and bonus. In addition to considering the grant value and the officer's performance, the Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Other Considerations

  Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt for the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code (the "Code").

CEO Compensation

  Richard M. Haverland has been President, Chief Executive Officer and Chairman of the Company since January 1996. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Haverland's 1998 overall compensation. In setting both the cash-based and the equity-based elements of Mr. Haverland's overall compensation, the Compensation Committee made an overall assessment of Mr. Haverland's leadership in achieving the Company's long-term strategic and business goals.

                                          COMPENSATION COMMITTEE

                                          Robert A. Spass (Chairman)
                                          Kenneth S. Crews
                                          Philip J. Hawk
                                          W. Bernard Pieper

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January 1996, when the Company's shares were distributed as a dividend to the shareholders of its then parent, Halliburton Company, Richard M. Haverland and Charles J. Bachand acquired, respectively, $2.1 million and $190,000 in principal amount of the Debentures, together with Warrants.

  In addition, the Company issued to Mr. Haverland and Mr. Bachand, respectively, an additional $2.1 million and $190,000 in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005, Series 2 (the "Management Debentures") together with detachable Common Stock Subscription Warrants, Series A-2 and Series B-2 (the "Management Warrants," and collectively with the Management Debentures, the "Management Securities"). The Management Securities contain terms and provisions substantially similar to the Debentures and the Warrants.

  The Management Securities were issued pursuant to a Purchase, Redemption and Bonus Agreement (the "Purchase Agreement") among the Company, Messrs. Haverland and Bachand and members of the then management of the Company. The consideration paid by Messrs. Haverland and Bachand for the Management Securities consists of individual promissory notes (each, a "Note" and, collectively, the "Notes") in the principal amounts of $2.1 million and $190,000, respectively, made by Messrs. Haverland and Bachand, without personal liability and secured by a pledge of the Management Securities. The Notes have a term of five years and bear interest at a rate of 10%, payable annually on the anniversary date of their issuance. The Notes may be prepaid at any time without penalty. As of March 12, 1999, the principal amount outstanding of Mr. Haverland's Note was $2.0 million and of Mr. Bachand's Note was $190,000.

  The Purchase Agreement provides that the Management Securities of each of Messrs. Haverland and Bachand may be redeemed by the Company at their fair market value (as determined by the Board of Directors of the Company in good faith, reflecting any discount for lack of liquidity or the fact that the Management Securities represent a minority interest in the Company) if Mr. Haverland's or Mr. Bachand's respective employment with the Company is terminated for cause (as defined in the Purchase Agreement), or without cause or by resignation at any time before the third anniversary of the Purchase Agreement.

  The Purchase Agreement further provides for bonuses to be paid to Messrs. Haverland and Bachand on the fifth anniversary of the Purchase Agreement if the average closing price of the Common Stock is equal to or greater than prices expressed as a percentage of the exercise price of the Series A Warrants (as adjusted from time to time) and specified in the Purchase Agreement (the "Bonus Trigger Stock Price"). The amount of the bonus is stated as a percentage of a maximum bonus amount separately determined for each of Messrs. Haverland and Bachand and equal to the aggregate principal amount of his Note. The bonus is 25% of the maximum bonus amount if the Bonus Trigger Stock Price is at least 1.40 times (but less than 1.50 times) the Series A Warrant exercise price, 50% of the maximum bonus amount if the Bonus Trigger Stock Price is at least 1.50 times (but less than 1.61 times) the Series A Warrant exercise price and 100% if the Bonus Trigger Stock Price is 1.61 times the Series A Warrant exercise price or higher. The bonus amounts may be subject to the $1.0 million annual deduction limitation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on compensation payable to certain executives.

  Assuming conversion and exercise of the Debentures, Management Debentures, Warrants and Management Warrants, Messrs. Haverland and Bachand will acquire, respectively, 512,715 and 47,520 shares of Common Stock, representing on a fully diluted basis, respectively 2.4% and 0.2% of the outstanding Common Stock.

                               Performance Graph

          COMPARISON OF 1998, 1997 and 1996 CUMULATIVE TOTAL RETURN*
               OF HIGHLANDS INSURANCE GROUP, INC., S&P 500 INDEX
                  AND S&P INSURANCE (PROPERTY-CASUALTY) INDEX

  Set forth below is a line graph comparing the 1998, 1997 and 1996 cumulative stockholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Property-Casualty) Index:




[Graph
appears
here]

                          January 12, 1996* December 31, 1996 December 31, 1997 December 31, 1998
                          ----------------- ----------------- ----------------- -----------------
Highlands Insurance
 Group, Inc.............         100                96               134                62
S&P 500.................         100               123               164               211
S&P Insurance (Property-
 Casualty)..............         100               122               177               164

--------
* Total assumes $100 invested on January 12, 1996 in Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property-Casualty) Index, including reinvestment of dividends with respect to the two indices. The Company did not pay dividends in 1996, 1997 and 1998.

  Neither the foregoing Compensation Committee Report nor the foregoing Performance Graph will be deemed incorporated by reference into any other filing, absent an express reference thereto.

                              OTHER MEETING ITEMS

Ratification of Appointment of Independent Certified Public Accountants

  The Board of Directors of the Company has appointed KPMG LLP ("KPMG") as independent certified public accountants for the Company and it subsidiaries for 1999. It is intended that such appointment be submitted to the stockholders for ratification at the Meeting. Although the submission of this matter to the stockholders is not required, the Board of Directors will reconsider its selection of independent certified public accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of shares of Common Stock represented at the meeting in person or by proxy.

  The Board of Directors recommends a vote FOR the approval of KPMG LLP as independent certified public accountants for the Company and its subsidiaries for 1999.

  It is expected that representatives of KPMG will be present at the Meeting with an opportunity to make a statement should they desire to do so and to respond to appropriate questions from stockholders.

Other Matters

  While management has no reason to believe that any other business will be presented at the Meeting, if any other matters should properly come before the Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders. The approval of such other matters will require the affirmative vote of the majority of the shares of Common Stock represented at the Meeting, in person or by proxy.

                            STOCKHOLDERS' PROPOSALS

  Pursuant to the Securities and Exchange Act and the regulations promulgated thereunder, individual stockholders of the Company have a limited right to propose for inclusion in the Company's proxy statement a single proposal for action to be taken at the Annual Meeting of the stockholders of the Company. Any proposals of stockholders intended to be presented at the Annual Meeting to be held in 2000 must be received at the Company's principal executive offices no later than January 12, 2000. Such proposals may be addressed to the Secretary of the Company at 1000 Lenox Drive, Lawrenceville, New Jersey 08648.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Please mark
                                                                                                              your votes as  [X]
                                                                                                              indicated in
                                                                                                               this example
Item 1. For the election as a Class I director of both NOMINEES, W. Bernard
 Pieper and Philip J. Hawk, each to serve until the 2002 Annual Meeting of
 Stockholders and until their successors are elected and qualified:

 FOR both nominees listed                  WITHHOLD AUTHORITY             INSTRUCTION: To withhold
above (except as marked to          to vote for both nominees listed      authority to vote for individual
      the contrary)                             above                     nominees, write their name(s)
                                                                          in the space below:
       [   ]                                   [   ]
                                                                          ------------------------------------

Item 2. To ratify the appointment of KPMG Peat Marwick LLP as independent               FOR           AGAINST           ABSTAIN
 public accountants for the Company and its subsidiaries for 1999.                     [  ]             [  ]              [  ]

Item 3. To transact such other business as may properly come before the                [  ]             [  ]              [  ]
 Meeting or any adjournment(s) or postponement(s) thereof.


I PLAN TO ATTEND THE MEETING            [  ]

Please sign exactly as your name(s) appear(s) on your stock certificate(s).
When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership name by authorized person.

No postage is required.

Signature ____________________________________ Signature ________________________________    Date _______________________________
Please mark, sign, date and promptly return this proxy card in the enclosed envelope.
-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


PROXY

                        HIGHLANDS INSURANCE GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meet-ing of Stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), to be held at the principle executive office of the Company, 1000 Lenox Drive, Lawrenceville, New Jersey on Monday, May 10, 1999, at 10:00 a.m. local time (the "Meeting"), and the Proxy Statement in connection there-with and (2) appoints Charles J. Bachand and Stephen L. Kibblehouse and each of them, as the undersigned's Proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with re-spect to all of the shares of Common Stock standing in the name of the under-signed, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournment(s) or postponement(s) thereof.

 The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them may lawfully do by virtue hereof.

 This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted (1) FOR the Board of Directors' nominees for Class I directors, each to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified; (2) FOR ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company and its subsidiaries for 1999; and (3) FOR the transaction of such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof in accordance with the discretion of the persons designated above with respect to any other business properly before the Meeting.

          (This Proxy must be dated and signed on the reverse side.)

                            FOLD AND DETACH HERE